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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment No. 15 to the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, par value $0.001 per share, and iStar Financial Inc. is being, and any and all further amendments to the Schedule 13D may be, filed on behalf of each of the undersigned.

         This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of June 18, 2002.            SOFI-IV SMT HOLDINGS, L.L.C.

                                      By:     Starwood Opportunity Fund IV, L.P.
                                      Its:    Sole Member and Manager
                                      By:     SOFI IV Management, L.L.C.
                                      Its:    General Partner
                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer


                                      STARWOOD OPPORTUNITY FUND IV, L.P.

                                      By:     SOFI IV Management, L.L.C.
                                      Its:    General Partner
                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer


                                      SOFI IV MANAGEMENT, L.L.C.

                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer



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                                                             PAGE 15 OF 16 PAGES



                                      STARWOOD CAPITAL GROUP, L.L.C.

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer


                                      By:     /s/ Barry S. Sternlicht
                                              ----------------------------------
                                      Name:   Barry S. Sternlicht